EXHIBIT 99.1

Shockwave Medical Reports Second Quarter 2023 Financial Results

SANTA CLARA, Calif., Aug. 07, 2023 (GLOBE NEWSWIRE) -- Shockwave Medical, Inc. (Nasdaq: SWAV), a pioneer in the development and commercialization of transformational technologies for the treatment of cardiovascular disease, today reported financial results for the three months ended June 30, 2023.

Recent Highlights

  Recognized revenue of $180.2 million for the second quarter of 2023, representing an increase of 49% from the same period in 2022
  As part of the Fiscal Year 2024 Medicare Hospital Inpatient Prospective Payment System (IPPS) final rule, the Centers for Medicare & Medicaid Services (CMS) created three new coronary IVL-specific MS-DRGs, which will become effective October 1, 2023. These new codes are associated with higher payments than the MS-DRG payments for other Percutaneous Coronary Intervention (PCI) procedures
  Announced the full commercial availability of the Shockwave C2+ Coronary Intravascular Lithotripsy (IVL) Catheter to treat severely calcified coronary artery disease in select international markets
  Initiated enrollment in EMPOWER CAD, the first prospective, all-female study of percutaneous coronary intervention, seeking to confirm the benefits of coronary IVL in female patients with calcified lesions, a patient population that historically has experienced less favorable clinical outcomes with traditional therapies compared with male patients
  Closed the acquisition of Neovasc and commenced the integration into Shockwave

“Our teams throughout the Shockwave organization continue to execute at the highest level, enabling us to offer an expanding range of products to meet the needs of our customers across the globe,” said Doug Godshall, President and Chief Executive Officer of Shockwave Medical. “The consistent growth across our business is a testament to the need for our novel products and we look forward to continuing to provide innovative solutions to improve outcomes for patients suffering from cardiovascular diseases.”

Second Quarter 2023 Financial Results

Revenue for the second quarter ended June 30, 2023, was $180.2 million, a 49% increase from $120.7 million in the same period of 2022. The growth was primarily driven by an increase in the purchase volume of our catheters in both the United States and internationally.

Gross profit for the second quarter of 2023 was $155.7 million compared to $104.0 million for the second quarter of 2022. Gross margin percentage was 86% for the three months ended June 30, 2023, which was unchanged from the gross margin percentage for the three months ended June 30, 2022.

Total operating expenses for the second quarter of 2023 were $123.3 million, a 66% increase from $74.4 million in the second quarter of 2022. The increase was primarily driven by sales force expansion, higher headcount to support the growth of the business, and acquisition-related expenses associated with the acquisition of Neovasc.

Net income for the second quarter of 2023 was $28.9 million, compared to net income of $25.6 million in the same period of 2022. Basic and diluted net income per share for the period was $0.79 and $0.76, respectively.

Cash, cash equivalents and short-term investments totaled $258.6 million as of June 30, 2023.

2023 Financial Guidance

Shockwave Medical projects revenue for the full year 2023 to range from $725 million to $730 million, which represents 48% to 49% growth over the Company’s prior year revenue. This compares to previous revenue guidance for the full year of 2023 of $700 million to $720 million.

Conference Call

Shockwave Medical will host a conference call at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time on Monday, August 7, 2023, to discuss its second quarter 2023 financial results. The call may be accessed by dialing 877-704-4453 for domestic callers or 201-389-0920 for international callers, using conference ID: 13737256. A live and archived webcast of the event will be available at https://ir.shockwavemedical.com/.

About Shockwave Medical, Inc.

Shockwave Medical is a leader in the development and commercialization of innovative products that are transforming the treatment of cardiovascular disease. Its first-of-its-kind Intravascular Lithotripsy (IVL) technology has transformed the treatment of atherosclerotic cardiovascular disease by safely using sonic pressure waves to disrupt challenging calcified plaque, resulting in significantly improved patient outcomes. Shockwave has also recently acquired the Neovasc Reducer, which is under clinical investigation in the United States and is CE Marked in the European Union and the United Kingdom. By redistributing blood flow within the heart, the Reducer is designed to provide relief to the millions of patients worldwide suffering from refractory angina. Learn more at www.shockwavemedical.com and www.neovasc.com.

Forward-Looking Statements

This press release contains statements relating to our expectations, projections, beliefs, and prospects, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” and similar expressions, and the negative of these terms. Forward-looking statements in this press release include, but are not limited to, statements regarding our anticipated future operating results and financial position, including for the full year ending December 31, 2023, our business strategy and plans, our objectives for future operations and financial performance and other matters. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the impact of macroeconomic conditions, including inflation, rising interest rates, the federal budget, instability in the global banking system, and volatile market conditions, geopolitical factors, including the ongoing conflict between Russia and Ukraine and responses thereto, and supply chain disruptions, on our operations, financial results, liquidity, capital resources, expenses, supply chain, manufacturing, research and development activities, clinical trials, and employees; our ability to successfully execute our business and growth strategies; our ability to develop, manufacture, obtain and maintain regulatory approvals for, and market and sell, our products; our expected future growth, including the size and growth potential of the markets for our products; our ability to obtain coverage and reimbursement for procedures performed using our products; our ability to scale our organizational culture; the impact of the development, regulatory approval, efficacy and commercialization of competing products; the loss of key scientific or management personnel; our ability to develop and maintain our corporate infrastructure, including our internal controls; our financial performance and capital requirements; the success of any acquisitions that we make; and our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others. These factors, as well as others, are discussed in our filings with the Securities and Exchange Commission (SEC), including in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Media Contact:
Scott Shadiow
+1.317.432.9210
sshadiow@shockwavemedical.com

Investor Contact:
Debbie Kaster
dkaster@shockwavemedical.com

SHOCKWAVE MEDICAL, INC.
Balance Sheet Data
(in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$141,458	$156,586
Short-term investments	117,131	147,907
Accounts receivable, net	96,562	71,366
Inventory	92,093	75,112
Prepaid expenses and other current assets	9,118	8,292
Total current assets	456,362	459,263
Operating lease right-of-use assets	31,117	32,365
Property and equipment, net	59,803	48,152
Equity method investment	2,543	3,512
Intangible assets, net	94,692	—
Goodwill	39,789	—
Deferred tax assets	94,699	97,568
Other assets	7,599	5,229
TOTAL ASSETS	$786,604	$646,089
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,869	$6,721
Accrued liabilities	65,769	55,375
Lease liability, current portion	1,582	1,278
Total current liabilities	80,220	63,374
Lease liability, noncurrent portion	33,205	34,928
Debt, noncurrent portion	24,266	24,198
Related party contract liability, noncurrent portion	12,273	12,273
Deferred tax liabilities	10,421	—
Other liabilities	9,307	—
TOTAL LIABILITIES	169,692	134,773
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	37	36
Additional paid-in capital	586,092	548,960
Accumulated other comprehensive loss	(391)	(867)
Retained earnings (accumulated deficit)	31,174	(36,813)
TOTAL STOCKHOLDERS’ EQUITY	616,912	511,316
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$786,604	$646,089

SHOCKWAVE MEDICAL, INC.
Statement of Operations Data
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$180,165	$120,746	$341,231	$214,377
Cost of revenue:
Cost of product revenue	24,493	16,730	45,559	29,620
Gross profit	155,672	104,016	295,672	184,757
Operating expenses:
Research and development	36,829	20,760	63,800	37,779
Sales and marketing	56,738	40,515	110,749	76,476
General and administrative	29,731	13,165	48,935	25,554
Total operating expenses	123,298	74,440	223,484	139,809
Income from operations	32,374	29,576	72,188	44,948
Loss from equity method investment	(146)	(1,464)	(969)	(1,511)
Interest expense	(810)	(304)	(1,446)	(601)
Other income (expense), net	1,586	(1,473)	3,968	(1,783)
Net income before taxes	33,004	26,335	73,741	41,053
Income tax provision	4,142	774	5,754	971
Net income	$28,862	$25,561	$67,987	$40,082
Net income per share, basic	$0.79	$0.71	$1.86	$1.12
Net income per share, diluted	$0.76	$0.68	$1.78	$1.06
Shares used in computing net income per share, basic	36,663,327	35,825,947	36,545,948	35,707,301
Shares used in computing net income per share, diluted	38,226,153	37,690,094	38,139,948	37,690,320